EXHIBIT 2

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS  AGREEMENT  AND  PLAN  OF  MERGER  AND   REORGANIZATION   ("Merger
Agreement"), dated as of October 25, 1996 is between Cafe la france, Inc., a Rhode Island corporation ("Cafe-RI") and Cafe La France, Inc., a Delaware corporation ("Cafe-DE").

         WHEREAS, Cafe-RI is a corporation duly organized and existing under the laws of the State of Rhode Island;

         WHEREAS, Cafe-DE is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, on the date of this Merger Agreement, Cafe-RI has authority to issue eight thousand (8,000) shares of Common Stock, $.01 par value per share ("Cafe-RI Common Stock"), 4,459.66 of which shares are issued and outstanding, and 2,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding;

         WHEREAS, on the date of this Merger Agreement, Cafe-DE has authority to issue 9,000,000 shares of Common Stock, $.01 par value per share ("Cafe-DE Common Stock"), one (1) share of which is issued and outstanding and 1,000,000 shares of Preferred Stock, $.01 par value per share ("Cafe-DE Preferred Stock"), no shares of which are issued and outstanding;

         WHEREAS, the respective Boards of Directors of Cafe-RI and Cafe-DE have determined that it is advisable and in the best interests of each of such corporations that Cafe-RI merge in a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, with and into Cafe-DE upon the terms and subject to the conditions of this Merger Agreement; and

         WHEREAS, the respective Boards of Directors of Cafe-RI and Cafe-DE have, by resolutions duly adopted, approved this Merger Agreement, and the shareholders of Cafe-RI at a meeting duly called, noticed and held on September 26, 1996 approved this Merger Agreement and the sole stockholder of Cafe-DE has, by unanimous written consent dated October 25, 1996, duly approved this Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Cafe-RI and Cafe-DE hereby agree as follows:

         1. Merger. Cafe-RI will be merged with and into Cafe-DE (the "Merger"), and Cafe-DE shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The merger shall become effective upon the time and date of filing of such documents as may be required under applicable law ("Effective Time"). The merger is intended to be a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

         2. Governing Documents. The Certificate of Incorporation of Cafe-DE as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of Cafe-DE as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

         3. Succession. At the Effective Time, the separate corporate existence of Cafe-RI shall cease, and Cafe-DE shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, liabilities and duties of Cafe-RI; and all and singular, the rights, privileges, powers and franchises of Cafe-RI and all property, real, personal and mixed, and all debts due to Cafe-RI on whatever account, as well as for share and note subscriptions and all other things in action or belonging to Cafe-RI shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Cafe-RI, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in Cafe-RI shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of Cafe-RI shall be preserved unimpaired; and all debts, liabilities and duties of Cafe-RI shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Cafe-RI, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Cafe-DE and shall be as effective and binding thereon as the same were with respect to Cafe-RI. The employees and agents of Cafe-RI shall become the employees and agents of Cafe-DE and continue to be entitled to the same rights and benefits which they enjoyed as employees of Cafe-RI.

         4. Further Assurances. From time to time, as and when required by Cafe-DE or by its successors and assigns, there shall be executed and delivered on behalf of Cafe-RI such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Cafe-DE the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Cafe-RI and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Cafe-DE are fully authorized in the name and on behalf of Cafe-RI to take any and all such action and to execute and deliver any and all deeds and other instruments.

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         5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each of the shares of Cafe-RI Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into two hundred ninety (290) fully-paid and non-assessable shares of Cafe-DE Common Stock. Fractional shares may be issued at the discretion of the Board of Directors of Cafe-DE.

                  (b) The one (1) share of Cafe-DE Common Stock presently issued and outstanding shall be given to Cafe-DE as a capital contribution and shall be canceled and resume the status of authorized and unissued shares of Cafe-DE Common Stock, and no shares or other securities of Cafe-DE shall be issued in respect thereof.

         6. Conversion of Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, unless the Board of Directors determines otherwise, each option to purchase Cafe-RI Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into an option to purchase two hundred ninety (290) shares of Cafe-DE Common Stock.

         7. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Cafe-RI Common Stock shall be presented to Cafe-DE to be exchanged for certificates representing shares of Cafe-DE Common Stock as converted as herein provided. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Cafe-DE or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Cafe-DE Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of Cafe-DE outstanding immediately prior to the Effective Time shall be surrendered to Cafe-DE for cancellation; at and after the Effective Time, the shares represented by such certificates shall be deemed to be canceled whether or not the certificates have been surrendered or otherwise accounted for.

         8. Employee Benefit Plans. As of the Effective Time, Cafe-DE hereby assumes all obligations of Cafe-RI under all employee benefit plans in effect, if any, as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding, if any, as of the Effective Time.

         9. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

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         10.  Abandonment.  At any time prior to the Effective Time, this Merger
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Cafe-RI or Cafe-DE, notwithstanding approval of this Merger Agreement by the stockholders of either of said corporations if circumstances arise which, in the opinion of the Board of Directors of Cafe-RI or Cafe-DE make the Merger inadvisable.

         11. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in counterparts, each of which shall be deemed to be an original and the same agreement.

         IN WITNESS WHEREOF, Cafe-RI and Cafe-DE have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            Cafe la france, Inc.
                                            a Rhode Island corporation

ATTEST:
                                            By:/s/ Thomas W. DeJordy
                                            ------------------------------------
                                               Thomas W. DeJordy, President
/s/ Michael F. Sweeney
--------------------------------
Michael F. Sweeney
Secretary
                                            Cafe La France, Inc.
                                            ------------------------------------
                                            a Delaware corporation

ATTEST:
                                            By:/s/ Thomas W. DeJordy
                                            ------------------------------------
                                               Thomas W. DeJordy, President
/s/ Michael F. Sweeney
--------------------------------
Michael F. Sweeney
Secretary



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